UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2013
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 8, 2013, Tesoro Corporation (“Tesoro”) announced that it will cease refining operations at its Hawaii refinery during April of this year, and begin the process of converting the refinery to an import, storage and distribution terminal (the “Conversion”).  The press release related to this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the announcement of the Conversion, Tesoro may present certain financial information regarding these assets, including the following: (a) the book value of the refining and logistics long-lived assets and retail long-lived assets of approximately $230 million and $15 million, respectively; (b) Tesoro’s tax basis in the refining and logistics long-lived assets and retail long-lived assets of approximately $65 million and $10 million, respectively; and (c) typical inventory levels utilized to support Tesoro’s Hawaii operations range between 4 million and 5.5 million barrels, including crude oil inventory in transit to Hawaii.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated January 8, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 8, 2013

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated January 8, 2013.

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